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                                                                    EXHIBIT 21
List of all subsidiaries of the Company.

Tuboscope Vetco International Corporation
       CTI Inspection Services, Inc.
       Tuboscope Vetco Capital Corp.
             Tuboscope Vetco Capital Ltd.
       Tuboscope Vetco International Inc.
             Tuboscope Vetco (Japan) Ltd.
             Tuboscope Vetco (France) S.A.
             Linalog De Venezuela,Inc.
             Tuboscope Vetco Export Sales Corp.
             Tuboscope MECL (Trinidad) Ltd.
             Tuboscope Pipeline Services Ltd.
                   Tuboscope Vetco (UK) Ltd.
                   Linalog Ltd.
             Vetco Inspection Norge A.S.
             Tuboscope Vetco Canada Inc.
                   Tuboscope Pipeline Services Canada Inc.
                   Tuboscope Vetco Far East Pte Ltd.
                         Phillippines Branch
                         Australia Branch
                         Pesaka Inspection Services SDN. BHD.
             TVI Inspecciones de Venezuela, C.A.
             Tuboscope Vetco De Argentina, S.A.
             Vetco Enterprise AG
                   Vetco Saudi Arabia Ltd.
                   Tuboscope Vetco Osterreich GmbH
                   Tuboscope Vetco (Deutschland) GmbH
                         Tunisia Branch
                         Bahrain Branch
                         France Branch
                         Italy Branch
                         Netherlands Branch
                         Oman Branch
                         Vetco Coating GmbH
                         Tuboscope Vetco Technology GmbH
                               Italy Branch
                               Spain Branch
                               Indonesia Branch
                               Tuboscope Vetco (Brunei) SDN. BHD.
                               Gober Joint Stock Company
             Gloria s.r.l.
                   Tuboscope Vetco (Italia) s.r.l.
             Tuboscope Overseas Corp. S.A.
                   Tuboscope OGI GmbH


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             Tuboscope Vetco Services (Panama) Inc.
                   Singapore Branch
                   Kuwait Branch
                   Tuboscope Vetco (Nigeria) Ltd.
             Tuboscope Vetco Moscow Ltd.
             Tuboscope Vetco (Thailand) Ltd.
             Tuboscope Pipeline Services Inc.
             Tuboscope Vetco Do Brasil Equipamentos e Servicos Ltda. Tube-Kote Inc.
             Tuboscope Vetco International Environmental Services Inc.